Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SITO Mobile, Ltd.

Jersey City, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-213221) and Forms S-8 (No. 333-163557, 333-1175725, 333-175728, and 333-225469) of our report dated April 1, 2019, relating to the consolidated financial statements of SITO Mobile, Ltd., which appear in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Woodbridge, New Jersey

April 1, 2019